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                                                                    Exhibit 3.11


                          CERTIFICATE OF INCORPORATION
                                      OF
                           NEW RIVER ENERGETICS, INC.


      1. The name of the corporation is:

                           New River Energetics, Inc.

      2. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock; and the par value of each of such shares shall be one dollar ($1.00).

      5. The name and address of the incorporator is: John M. Crane, 600 Second Street N.E., Hopkins, MN 55343-6384.

      6. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

      7. After the corporation has received any payment for any of its stock, the board of directors shall have concurrent power with the stockholders to adopt, amend or repeal the by-laws of the corporation.

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, has signed this Certificate of Incorporation this 3rd day of August, 1995.


                                             /s/ John M. Crane
                                             ---------------------------------
                                             John M. Crane